Exhibit 8.1

655 Fifteenth Street, N.W. Washington, D.C. 20005

202 879-5000	Facsimile:
202 879-5200
www.kirkland.com

[Effective Date of Registration Statement]

VIA FEDERAL EXPRESS

Constellation Energy Group, Inc.

750 East Pratt Street

Baltimore, MD 21202

Ladies and Gentlemen:

We are acting as counsel to Constellation Energy Group, Inc., a Maryland corporation (the “Company”), in connection with the preparation of the joint proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the Registration Statement on Form S-4, File No. 333-135278, filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 23, 2006 (as supplemented and amended as of the date hereof, the “Registration Statement”), pursuant to which the Company proposes to register under the Securities Act of 1933, as amended (the “Securities Act”), up to 404,244,659 shares of common stock, without par value, of the Company (the “Shares”) to be issued pursuant to the Agreement and Plan of Merger dated December 18, 2005 (the “Merger Agreement”), among FPL Group, Inc. (“FPL Group”), the Company and CF Merger Corporation (“Merger Sub”), to the holders of common stock, par value $0.01 par value per share, of FPL Group outstanding immediately prior to the consummation of the merger contemplated thereby. Any defined term used and not defined herein has the meaning given to it in the Merger Agreement.

For purposes of the opinion set forth below, we have, solely as to factual matters and with the consent of FPL Group and the Company, relied upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained in the Merger Agreement and the additional agreements contained in Section 5.15 of the Merger Agreement.

For purposes of the opinion set forth below, we also have relied, solely as to factual matters, upon the certificate of an officer of FPL Group and the certificate of an officer of the Company and Merger Sub (together, the “Officer’s Certificates”), each of which will be delivered to us in substantially the same form at the time of the Closing, which also will be used to support the delivery of our opinion with respect to the treatment of the Merger as a reorganization for purposes of section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) (such opinion to be substantially in the form of the opinion attached as Exhibit A

Chicago	London	Los Angeles	Munich	New York	San Francisco

Constellation Energy Group, Inc.

[Effective Date of Registration Statement]

hereto). We have assumed that the Officer’s Certificates are true and correct and will continue to be true and correct hereafter and that the Merger will be consummated in accordance with the terms of the Merger Agreement.

We have assumed with your consent that (i) the Merger Agreement is a valid and binding obligation of the respective parties thereto, is enforceable in accordance with its terms and is the entire agreement among the parties with respect to the subject matter thereof; (ii) the Merger will be consummated in accordance with the provisions of the Merger Agreement and the Registration Statement; (iii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time; (iv) the representations made by FPL Group, the Company and Merger Sub in the Officer’s Certificates are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time; and (v) any representations made in the Officer’s Certificates “to the knowledge of” the representing party or similarly qualified are correct without such qualification. We have also assumed that the parties have complied with, and, if applicable, will continue to comply with the covenants, agreements and undertakings contained in the Merger Agreement and the representations contained in the Officer’s Certificates. If any of these assumptions is untrue for any reason or if the Merger is consummated in a manner that is different from the manner in which it is described in the Merger Agreement or the Registration Statement, then the opinion expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing, and based upon the Code, the Treasury regulations promulgated thereunder, judicial decisions, revenue rulings and revenue procedures of the Internal Revenue Service and other administrative pronouncements, all as in effect on the date hereof, and subject to the qualifications and limitations stated in the Registration Statement, we hereby confirm our opinions set forth in the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the Merger,” to the extent they constitute matters of United States federal income tax law or legal conclusions with respect thereto.

Our opinion is based on current U.S. federal income tax law and administrative practice, and we do not undertake to advise you as to any future changes in U.S. federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so. Further, legal opinions are not binding upon the Internal Revenue Service and there can be no assurance that contrary positions may not be asserted by the Internal Revenue Service.

Constellation Energy Group, Inc.

[Effective Date of Registration Statement]

We express an opinion herein only as to those matters specifically set forth above, and no opinion should be inferred as to the tax consequences of the Merger under any state, local or non-United States law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

We are furnishing this letter in our capacity as counsel to the Company. This letter is not to be used, circulated, quoted in whole or otherwise referred to, nor is it to be filed with any governmental agency or given to any other person, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “SUMMARY OF THE PROPOSED MERGER - MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER,” “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES” and “LEGAL MATTERS” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Sincerely,

Kirkland & Ellis LLP

EXHIBIT A to Letter from

Kirkland & Ellis LLP,

to be dated on the effective date of the Registration

Statement

655 Fifteenth Street, N.W. Washington, D.C. 20005

202 879-5000	Facsimile:
202 879-5200
www.kirkland.com

[Closing Date]

Constellation Energy Group, Inc.

750 East Pratt Street

Baltimore, MD 21202

Ladies and Gentlemen:

We are acting as counsel to Constellation Energy Group, Inc., a Maryland corporation (the “Company”), in connection with the Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 18, 2005 by and among the Company, CF Merger Corporation, a Florida corporation and a wholly owned subsidiary of Constellation (“Merger Sub”), and FPL Group, Inc., a Florida corporation (“FPL Group”), pursuant to which Merger Sub will merge with and into FPL Group (the “Merger”) with FPL Group as the surviving corporation, on the terms and conditions set forth therein. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement and references herein to the Merger Agreement shall include all exhibits and schedules thereto.

For purposes of the opinion set forth below, we have, solely as to factual matters and with the consent of FPL Group and the Company, relied upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained in the Merger Agreement and the additional agreements contained in Section 5.15 of the Merger Agreement.

For purposes of the opinion set forth below, we also have relied, solely as to factual matters, upon a certificate of an officer of FPL Group and a certificate of an officer of the Company and Merger Sub (together, the “Officer’s Certificates”), each dated as of the date hereof. We have assumed that the Officer’s Certificates are true and correct and will continue to be true and correct hereafter and that the Merger will be consummated in accordance with the terms of the Merger Agreement.

We have assumed with your consent that (i) the Merger Agreement is a valid and binding obligation of the respective parties thereto, is enforceable in accordance with its terms and is the

Chicago	London	Los Angeles	Munich	New York	San Francisco

Constellation Energy Group, Inc.

[Closing Date]

entire agreement among the parties with respect to the subject matter thereof; (ii) the Merger will be consummated in accordance with the provisions of the Merger Agreement and the registration statement on Form S-4, File No. 333-135278, filed by the Company with the Securities and Exchange Commission on June 23, 2006 (as supplemented and amended as of the date hereof, the “Registration Statement”); (iii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time (iv) the representations made by FPL Group, the Company and Merger Sub in the Officer’s Certificates are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time; and (v) any representations made in the Officer’s Certificates “to the knowledge of” the representing party or similarly qualified are correct without such qualification. We have also assumed that the parties have complied with, and, if applicable, will continue to comply with the covenants, agreements and undertakings contained in the Merger Agreement and the representations contained in the Officer’s Certificates. If any of these assumptions is untrue for any reason or if the Merger is consummated in a manner that is different from the manner in which it is described in the Merger Agreement or the Registration Statement, then the opinion expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing, and based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial decisions, revenue rulings and revenue procedures of the Internal Revenue Service and other administrative pronouncements, all as in effect on the date hereof, it is our opinion that for U.S. federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and each of the Company, Merger Sub, and the FPL Group will be a party to the reorganization within the meaning of Section 368(b) of the Code.

Our opinion is based on current U.S. federal income tax law and administrative practice, and we do not undertake to advise you as to any future changes in U.S. federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so. Further, legal opinions are not binding upon the Internal Revenue Service and there can be no assurance that contrary positions may not be asserted by the Internal Revenue Service.

We express an opinion herein only as to those matters specifically set forth above, and no opinion should be inferred as to the tax consequences of the Merger under any state, local or non-United States law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

Constellation Energy Group, Inc.

[Closing Date]

We are furnishing this letter in our capacity as counsel to the Company, and this letter is solely for the benefit of the Company. This letter is not to be used, circulated, quoted in whole or in part or referred to or otherwise relied upon, nor is it to be filed with any governmental agency or given to any other person, without our prior written consent.

Sincerely,

Kirkland & Ellis LLP